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                                                                   EXHIBIT 10.28

                          JOINT VENTURE AGREEMENT (II)


       THIS AGREEMENT entered into this 31st day of December, 1997 by and between Interstate Industrial Corp., with its main office at 348 New County Road, Secaucus, New Jersey, 07094, U.S.A. (hereafter referred to as "IIC"), and U.S. Plastic Lumber Corp., with its main office at 2300 Glades Road, Suite 440W, Boca Raton, Florida 33431 (hereinafter referred to as (U.S.P.L.)), (referred to herein singularly or collectively as "Party" or "Parties").


                                    RECITALS

       The Parties have agreed to cooperate in a Joint Venture to be called IIC/U.S.P.L. Joint Venture (hereinafter referred to as the "Joint Venture") for the purpose of submitting and performing a bid (hereinafter referred to as the "Tender") issued by the Department of Sanitation, New York, (hereinafter referred to as the "Owner") for the Dredging Services Invitation to Bid # S999DREDG (hereinafter referred to as the "Contract").

       The Parties hereto desire to enter into a Joint Venture Agreement, in order to fix and define between themselves their respective interests and liabilities in connection with the performance of the Contract if and when it is awarded.

       NOW THEREFORE, it is hereby agreed as follows:




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                                    ARTICLE 1
                               Object of Agreement

       1.1 Formation. The Parties hereby agree to form the Joint Venture and constitute themselves as Joint Venturers pursuant to the provisions hereof for the limited purposes and scope set forth in this Agreement.

       1.2 Purpose. This Joint Venture is entered into solely for the purpose of performing the Contract and for no other purpose. IIC, simultaneously with the signing of this Agreement, hereby assigns all of its rights, interests and title to the Contract to this Joint Venture. The Parties shall have the power to do all things incidental to carrying out the obligations of the Joint Venture in completing the Contract. The Parties agree that the Joint Venture is a temporary association and that it will not place any limitation or liability on the Parties beyond the specific undertakings contained in this Agreement nor will the Joint Venture be entitled to or be used by the Parties to bid on other projects or contracts except as may be specifically agreed by the Parties in writing.

       1.3 No General Agent. To the fullest extent permissible under New Jersey Law, the Parties agree that their relationship is confined to the limited purpose set forth in Section 1.2.

Nothing herein contained shall constitute any Party the general agent of the other Party, or in any way prevent or hinder either Party from carrying on its respective business or businesses for its own benefit.

       1.4 Name and Trade Name Certificate. The name of the Joint Venture shall be IIC/U.S.P.L. J.V.. The Executive Committee (as defined herein) shall file a trade name certificate in all places required by law indicating that the Parties are doing business under the name "IIC/U.S.P.L. J.V.."

       1.5 Contracts With Parties. The Joint Venture may (and the Parties may agree to) enter into contracts with the Parties or affiliates in connection with the performance of the Contract. Said contracts, if entered into, will only be entered into by the Parties in their capacity as contractors and not in their capacity as Parties such that the transactions between the Joint Venture and a Party will be transactions between a partnership (for tax purposes) and its partner not acting in a capacity of a partner within the meaning of Section 707(a) of the Code.


                                    ARTICLE 2
                                    Duration

       2.1 Commencement Term. The Joint Venture shall commence as of the date hereof. The term of this Joint Venture shall continue until the earlier of: (i) final completion of the Contract, including all distributions of net profits, cash flow and assets have been made and the Parties conclude that the purposes for which the Joint Venture was formed have been discharged and completed, (ii) the agreement of all the Parties to dissolve, (iii) the election of the Non-Defaulter pursuant to Section 14.3.



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       2.2 Withdrawal of a Party. No Party shall withdraw from the Joint Venture except upon written approval of the other Party in its sole discretion.



                                    ARTICLE 3
                                  Participation

       3.1 Interest of the Parties. Except as otherwise provided in this Agreement, the respective interests of the Parties (the "Percentage Interests") in the Joint Venture and the Venture's capital, assets, Distributable Cash and Net Profits (as defined herein) are as follows:

         Party                      Percentage Interest

         IIC                               51%
         U.S.P.L.                          49%

       3.2 Obligations. Each of the parties will be jointly and severally liable to the Owner or to the other third parties in connection with any liabilities, damages, expenses or claims under or arising out of this Agreement, the Contract or the performance of work in connection with the Contract. Any such liability to the Owner or other third parties shall be subject to allocation between the parties in accordance with their Percentage Interest in the Joint Venture.

       3.3 Any capital contribution and distribution shall be made by both Parties in accordance with Schedule A.


                                    ARTICLE 4
                             The Executive Committee

       4.1 Executive Committee. The business and affairs of the Joint Venture shall be managed by an executive committee composed of three persons who shall be responsible for the overall management of the Joint Venture (the "Executive Committee"), as follows: Frank DiTommaso and Allen Shwartz from IIC and Mark Alsentzer from USPL..

                                    ARTICLE 5
               Duties and Responsibilities of Executive Committee

       5.1 The Executive Committee shall have total control over the Joint Venture. It shall supervise Joint Venture activities and may look into all matters and questions related to the performance of the Contract.

       5.2 Chairman. The Representative appointed by IIC, that is either Frank DiTommasso or Allen Shwartz, shall preside as the Chairman of the Executive Committee (hereinafter referred to



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as the "Chairman"). In the absence of the Chairman at any meeting of the
Executive Committee, the Representative appointed by IIC shall act as Chairman.

       5.3 Schedule and Notice. The Chairman shall call Executive Committee meetings when necessary in his opinion or when requested in writing, fax or telex, but in any case at intervals of less than two months during the course of the Project. If a meeting shall not have been convened by the Chairman so as to take place within ten (10) days after the request of the other Party's Representative, such Representative shall have power to call an Executive Committee meeting on not less than ten (10) days notice, and shall have a similar right in case a meeting shall not have been called within two (2) months of the previous meeting. Notice for a meeting may be by registered mail, telex or fax on ten days notice, and shall always contain the agenda of the meeting in question.

       5.4 Quorum. A quorum shall be constituted only when both the IIC Representative and USPL representative are present at an Executive Committee meeting. Decisions of the Executive Committee shall be unanimous.

       5.5 Impasse. Where there is an impasse on any part of the agenda, the issue shall be resolved by the Managing Partner, which decision shall be final and binding upon the Joint Venture, except that if the issue to be resolved is a non-operational issue then such issue will be resolved pursuant to Article 19.

       5.6 Minutes. The Chairman shall ensure that minutes of meetings be taken and shall forward the same to the Parties in due time. The minutes of meetings shall be deemed approved if within a period of 14 days after receipt of such minutes, no objections are raised.

       5.7 Written Consent. The Executive Committee may make decisions without a meeting being held provided both Representatives are in favor of such a procedure and give their unanimous consent in writing, by telex or by fax. A decision so taken shall be included in the minutes of the next meeting with the date on which it was taken.

       5.8 Implementation. The Chairman shall ensure that all resolutions approved by the Executive Committee are properly implemented.


                                    ARTICLE 6
                             The "Managing Partner"

       6.1 IIC is appointed as the Managing Partner and shall provide and maintain monthly progress reports for each job performed hereunder.

       6.2 The Joint Venture shall maintain or cause to be maintained monthly financial statements. U.S.P.L. shall maintain or cause to be maintained a complete set of records, statements, and accounts concerning the total operations of the Joint Venture, in which books



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shall be entered, on a monthly basis, fully and accurately, each transaction pertaining to the Joint Venture. Each party to this venture may inspect such books at any reasonable time. Periodic audits shall be made of such books at such times and by such persons as the parties may direct or upon the written request of a party and copies of the audit reports shall be furnished to each party. Upon completion of the Construction Contract, a final audit shall be made and copies of such audit report shall be furnished to each of the parties.

       6.3 Fee. The parties agree that the fee from an independent accounting firm shall be payable by the Joint Venture for its services as defined in the Agreement.


                                    ARTICLE 7
                               Project Management

       7.1 Project Executive. Except as provided otherwise herein, the supervision and management of the work called for by the Contract and any and all matters relating thereto, including supervision of activities in the field, project management, purchasing, and, in addition, the processing and checking and approval of shop drawings, the making of change estimates, and the control of information for the field, shall be under the general charge and supervision of a Project Executive. The Project Executive shall report to and be subject to the overall control, management and direction of the Executive Committee.

       7.2 Duties. Subject to other provisions of this Agreement, the duties of the Project Executive shall include:

       i. responsibility for the day to day supervision, direction and management of the Project in accordance with the policies and the procedures established by the Executive Committee;

       ii. coordination of the work for the Project, including that of subcontractors;

       iii. enter into, execute, modify and amend subcontracts with respect to the Contract subject to guidelines of the Executive Committee;

       iv. execute change orders with subcontractors, approve requisitions, withhold progress payments for inadequate work, provide releases and make final payment to subcontractors subject to guidelines of the Executive Committee; and

       v. execute Owner change orders and perform under notices to proceed with the Owner, subject to guidelines of the Executive Committee.

       7.3 Reports. The Project Executive shall provide the following reports to the Executive Committee:



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       i.     Monthly progress and cost monitoring report showing the status of the Project, including:

              a. Description of actual progress made during the month compared with scheduled progress, including plans to correct negative float items;

              b. Status of RFI's, Change Orders, or other modifications to the contract. Report to be in form approved by the Executive Committee;

              c. Cost performance vis-a-vis budget with commentary on planned approach to improving negative variances;

              d.     Cost to complete and job profitability analysis;

              e. Status of all disputes, claims and update on administrative strategy relative thereto;

              f.     Quality Assurance and Safety Program compliance; and

              g.     EEO and DBE requirement compliance.

       7.4 Information. During the Contract term, the Project Executive shall also provide the Executive Committee and Managing Partner periodically, at its request, with the following which it shall retain for the Venture: (i) a copy of the change order log, (ii) copies of all contracts, change orders and purchase orders of the Venture, (iii) copies of monthly requisitions to the Project; (iv) disputed change orders, (v) a copy of the OSHA log, (vi) evidence of the payment of all withholding taxes and insurance premiums for all personnel employed in connection with the Contract by any Party, (vii) a daily log book, and (viii) any other appropriate information required by the Executive Committee.

       7.5 The obligation of the Joint Venture as set forth in Section 7.5 shall exist on the Contract or on any future bids or contracts with which the Joint Venture chooses to pursue.



                                    ARTICLE 8
                             Construction Equipment

       8.1 Equipment. All equipment ("Equipment") which the Executive Committee deems necessary to enable the Joint Venture to complete the Contract, either at the port transfer facility or at the mine reclamation site, shall be obtained by the Joint Venture in the manner approved by the Executive Committee. Equipment may be purchased, or in the event that it is more economical, such Equipment may be leased (including the leasing of equipment from either Party) at rates and terms to be approved by the Executive Committee, except that if equipment is



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leased from either party it will be done on a cost basis. All Equipment will be purchased from funds available in the Accounts. The proceeds of any sale of equipment will be deposited into the Accounts and will become the funds of the Joint Venture.



                                    ARTICLE 9
                               Staff and Personnel

       9.1 Project Executive. The site organization shall be headed by the Project Executive. The Parties shall agree upon the key technical and administrative staff that shall be made available by the Parties to the Joint Venture. All other personnel and labor shall be engaged and discharged directly by the Joint Venture. IIC shall provide the expertise and local support personnel for operations at the port transfer facility at the sole cost and expense of the Joint Venture.

       9.2 Replacements. The Project Executive is entitled to request the replacement of any senior staff (such level to be determined by the Executive Committee) provided that Executive Committee approval is obtained. The replacement shall be effected as soon as is practically possible. Executive Committee approval is not necessary in the case of the dismissal and replacement of staff other than senior staff.





                                   ARTICLE 10
                                   Accounting

       10.1 Joint Venture Accounting. Separate books of account for the Joint Venture shall be kept and maintained by U.S.P.L. at the Joint Venture's expense for the entry of all accounts.

       10.2 Fiscal Year. The fiscal year and all the accounting or tax matters of the Joint Venture shall be maintained on a fiscal and calendar year basis, commencing on January 1 and ending December 31.

       10.3 Selection of Accountants. The accountants ("Accountants") of the Joint Venture shall be a firm of independent certified public accountants selected by the Managing Partner.

       10.4 Accountant's Duties. The Accountants shall prepare an audited balance sheet of the Joint Venture as at the end of each fiscal year, together with related statements of income and retained earnings and changes in financial position with respect to such fiscal year, and a calculation of Distributable Cash and the means used to calculate such items. Within ninety (90)




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days after the end of each year, the Joint Venture shall furnish copies of such financial statement to each Party.


                                   ARTICLE 11
                Income Tax Returns; Tax Accounting; Tax Elections

       11.1 Preparation of Tax Returns. Federal, state and local income tax returns of the Joint Venture shall be prepared, as required, by the Accountants for the Joint Venture. Copies of all tax returns of the Joint Venture shall be furnished for review and approval by the Executive Committee at least thirty
(30) days prior to the statutory date for filing, including extension thereof, if any. If the Executive Committee shall fail to approve any such return, an application for extension of time to file shall be timely filed by the Managing Partner. All tax returns shall be prepared using the % of completion contract method of accounting, to the extent permissible, except for interest and miscellaneous income and expenses, which shall be reported currently.

       11.2 Method of Allocation. The proportionate part of each item of income gain, deduction or credit earned, realized or available by or to the Joint Venture shall be allocated to the Parties in accordance with the Percentage Interest of each Party. Losses shall be allocated as provided in Section 3.2.

       11.3 Section 754 Election. The Joint Venture shall, if requested by either Party, make the election under Section 754 of the Internal Revenue Code.

       11.4 Tax Decision Not Specified. Tax decisions and elections for the Joint Venture not provided for herein must be approved by the Executive Committee.

       11.5 Notice of Tax Audit. Prompt written notice shall be given to the Parties upon receipt of advice that the Internal Revenue Service intends to examine Joint Venture income tax returns for any year.

                                   ARTICLE 12
                            Guaranties and Insurance

       12.1 Joint Venture Insurance. The Executive Committee shall obtain insurance coverage for the Joint Venture from an agency or agencies selected by the Executive Committee. The amounts and types of insurance shall be determined by the Executive Committee in at least the minimum amounts set forth in the Contract so as to adequately protect the Joint Venture and the Parties from any accident or claim which may arise in the course of completing the Project. The cost of insurance attributable to the Joint Venture shall be chargeable thereto.

       12.2 Additional Insurance. The Parties shall maintain the levels and kinds of insurance coverage that they carried prior to entering this Agreement throughout the term of the Joint



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Venture. Each Party shall also maintain such insurance as may be required of it pursuant to any separate contract entered into between the Joint Venture and the Party.

       12.3 Bonding. The Joint Venture shall procure payment and performance bonds in the penal sum of the Contract as required by the Owner. The bonds may be procured in the name of the Joint Venture and shall be an expense of the Joint Venture. IIC and U.S.P.L. shall sign as Guarantors on the bonds, if necessary. Each of the Parties agrees to execute applications and indemnity agreements required in connection with bonds, guaranties or other securities furnished with respect to the Project, provided that all Obligations assumed by the Parties or any of them as guarantors or indemnitors in connection with any such bonds or other security shall be shared and limited in accordance with the Percentage Interests set forth in Section 3.2 herein. If for any reason, a Party sustains any Obligations (whether in the nature of joint and several or otherwise) or is required to pay any losses arising out of or directly connected with the performance of the Contract, or the execution of its Percentage Interest, the other Party shall promptly reimburse such Party the amount or amounts of losses paid and/or Obligations assumed by such Party of such Party's Percentage Interest as set forth in Section 3.2.


                                   ARTICLE 13
                                    Liability

       13.1 Indemnity. If for any reason a Party sustains any Obligations (whether in the nature of joint and several or otherwise) or is required to pay any losses arising out of or directly connected with the performance of the contract or the execution of any surety bonds or indemnity agreements in connection therewith which are in excess of its Percentage Interest, as set forth in Section 3.2, the other Party shall promptly reimburse such Party the amount or amounts of the losses paid and/or Obligations assumed by such Party in excess of such Party's Percentage Interest, as set forth in Section 3.2, provided that any such losses and/or Obligations are not the result of such Party's gross negligence, reckless acts or omissions or unlawful conduct and, in furtherance thereof, each of the Parties hereby agrees to indemnify the other Party against and to hold the other Party harmless from any and all such losses and provided further, however, that the provisions of this subparagraph shall be limited to losses or that are directly connected with, or arise out of the performance of the Contract or the execution of any bonds or indemnity agreements in connection therewith and shall not relate to or include any incidental, indirect or consequential losses that may be sustained or suffered by a Party nor any losses and/or Obligations resulting from a Party's gross negligence, reckless acts or omissions or unlawful conduct.


                                   ARTICLE 14
                                   Termination

       14.1 Default. Upon the occurrence of an Event of Default, as defined in this Section, with respect to a Party ("Defaulter"), the non-defaulting Party ("Non-Defaulter") may seek money



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damages and/or an equitable remedy in accordance with Articles 22 and 23 of this
Agreement. All such remedies may be pursued simultaneously by the Non-Defaulter and such remedies may be cumulatively granted. Should the Managing Partner default the other Party shall become the Managing Partner, automatically and immediately upon serving written notice.

       14.2 Definitions and Cure Period. The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder on the part of Defaulter if within thirty (30) days following notice of such default from the Non-Defaulter (ten (10) days if the default results solely from the nonpayment of monies), the Defaulter fails to pay such monies, or in the case of non-monetary defaults, fails to commence substantial efforts to cure such default and thereafter fails within a reasonable time not to exceed an additional thirty (30) days to prosecute to completion with diligence and continuity the curing of such default.

       i. the failure by a Non-Contributing Party to make any Capital Contribution to the Joint Venture'

       ii. a material breach or violation by a Party of any of the terms, agreements, representations, covenants or provisions of this Agreement;

       iii. institution by a Party of proceedings of any nature under any laws of the United States or of any state, whether now existing or subsequently enacted or amended, for the relief of debtors, including, but not limited to , any chapter of the Federal Bankruptcy Code wherein such Party is seeking relief as a debtor;

       iv.    a general assignment by a Party for the benefit of creditors;

       v. the institution against a Party of a case or other proceeding under any section or chapter of the Federal Bankruptcy Code as now existing or hereafter amended or becoming effective, which proceeding is not dismissed, stayed or discharged within a period of twenty (20) days after the filing thereof, or if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceeding;

       vi. admission by a Party in writing of its inability to pay its debts as they mature; or

       vii. execution or other judicial seizure of all or any substantial part of a Party's assets or Joint Venture interest, or any part thereof, or the appointment of a receiver, custodian, trustee or like officer, to take possession of assets if such attachment, execution, seizure or appointment: (a) exceeds $100,000.00; (b) remains undismissed or undischarged for a period of twenty (20) days after the levy or appointment; or (c) if the occurrence of such attachment, execution or other judicial seizure or appointment may have a materially adverse effect upon the performance by said Party of its obligations under this Agreement as determined by the Non-Defaulter; provided, however, that said attachment, execution, seizure



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                     or appointment shall not constitute an Event of Default
                     hereunder if said Party posts a bond sufficient to fully satisfy the amount of such claim or judgment within fifteen
                     (15) days after the levy thereof or appointment and the Party's assets are thereby released from the lien of such attachment or the appointment is vacated.

       14.3 Rights of Non-Defaulting Party.

              14.3.1 On occurrence of an Event of Default, the Non-Defaulter shall have the right (subject to Section 18.3.4) to: (i) exclude the Defaulter from further participation in the Joint Venture and in the management and control thereof and may take over its interest under this Agreement without releasing the Defaulter from its obligation to bear its share of Net Losses, or
(ii) terminate the Joint Venture and do all thing necessary to wind up the affairs of the Joint Venture, including the completion of the Project. The Non-Defaulter shall have the opportunity to assume the responsibilities of the Defaulter under this Agreement without incurring liability of any kind to the Defaulter for the Net Profit earned after the Event of Default. No share in any Distributable Cash shall be payable to the Defaulter before completion of the Project and the collection of all receipts and the payment of all Obligations.

              14.4.1 The Non-Defaulter shall have the right to retain for the completion of the Project all assets of the Joint Venture and all Equipment and materials provided by the Parties or hired, purchased or acquired by the Defaulter until the completion of the Project. The Defaulter shall execute and do all deeds and documents and things necessary or expedient to facilitate the exercise of such right and allow the Non-Defaulter to proceed with the performance of the Contract (including without prejudice to the generality of the foregoing the operation of any Accounts in the name of the Joint Venture without reference to the Non-Defaulter). In such event all reference in this Agreement to the administration and direction of the Joint Venture by the Parties (or the Executive Committee) shall be deemed to exclude the Defaulter.

              14.3.3 Upon completion or sooner termination of the Contract and receipt of all amounts due under it the Non-Defaulter shall account to the Defaulting Party (who shall be entitled to receive) an amount equal to its Capital Contribution together with its share of any Net Profits earned and received as assessed up to the date when it was excluded from the management of the Joint Venture.

              14.3.4 Upon the occurrence of any Event of Default set forth in subparagraphs (iii), (iv), (v) or (vi) of Section 17.2, the Joint Venture or the Party which is not subject to the aforesaid provisions (the "Remaining Party"), shall be entitled to request that the Party which is subject to the aforesaid provisions (the "Bankrupt Party"), or its successor, provide adequate assurances of future performance. Failure to provide such adequate assurances within a thirty (30) day period of request therefore, shall entitle the Remaining Party to declare that the Bankrupt Party shall cease to have any voice in the management of the Project, including a loss of its right to a vote in the Executive Committee or any interest in the performance of the Contract thereafter, or in the Joint Venture or in any of the Joint Venture's assets, and its delegation of authority to its



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representative to the Executive Committee shall be deemed cancelled. The representative to the Executive Committee designated by the Remaining Party shall have full power and authority to proceed, and wherever it is provided in this Agreement that any act, consent or decision of the Parties or the Executive Committee required, shall be deemed to mean the act, consent or decision of the solvent Party, excluding the Insolvent Party.

       14.3. Dissolution and Liquidation.

              14.4.1 Upon the happening of any one of the events set forth in
Section 2.1, the Joint Venture shall be immediately dissolved.

              14.4.2 Upon the expiration or termination of the Joint Venture or following the Parties' decision to terminate the Joint Venture, the Joint Venture shall immediately commence to wind up its affairs and the Executive Committee shall proceed with reasonable promptness to liquidate the Joint Venture. During the period of winding up, the Executive Committee shall continue to act as such and shall make all decisions relating to the conduct of the business or operations of the Joint Venture, within the power delegated to it under this Agreement, during the winding up period. Every reasonable effort shall be made to dispose of the assets of the Joint Venture so that the distribution may be made to the Parties in cash. If it becomes necessary to distribute non-cash assets, such assets shall be distributed according to the Parties' Percentage Interests, based upon the net fair market value of the distributed assets.

              14.4.3 Liquidation proceeds shall be distributed and applied in the following order or priority:

                     i. To the payment of debts and Obligations of the Joint Venture including the completion of the Contract and expenses of liquidation.

                     ii. Repayment of the working capital loan of U.S.P.L. as set forth in Article 8.

                     iii. To the setting up of any reserves which the Executive Committee may deem reasonably necessary for any contingent or unforeseen liability or obligations for the Joint Venture, such reserves to be maintained for a period not longer than one (1) year except to the extent any claims may have been made or threatened against the Joint Venture during such period and which are then unliquidated, and then only until the liquidation of such claims.

                     iv. To the Parties having balances in their Capital Accounts in the amount thereof.

              14.4.4 If after allocation of any gains or loss on sale or disposition of all or substantially all of the Joint Venture's property and distribution of all assets of the Joint Venture, the Capital Account balance of any Party indicates a debit balance and the Capital Account balance of the other Party indicates a credit balance, the Party having the debit balance shall be required to



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contribute to the Joint Venture sufficient cash to eliminate all such debit balances. Such cash shall be distributed together with the other proceeds of liquidation as provided in Section 14.4.3.


                                   ARTICLE 15
                            Confidential Information

       15.1 Confidential Information. All documentation, data and information, whether technical, business, financial or otherwise, acquired by a Party from the other Party shall be treated as confidential and proprietary by the recipient and shall not be used other than for the purposes of performing such acquiring Party's duties as set forth in the Agreement or the Contract without the prior written consent of the Party from which the information was acquired, unless such information:

       i. Is, or later becomes, public knowledge other than by breach of responsibilities in the foregoing paragraph;

       ii. Is in the possession of the recipient with the full right to disclose prior to receipt from another Party; or

       iii. Is independently received by the recipient from a third party, with no restrictions on disclosure.



                                   ARTICLE 16
                                    Publicity

       16.1 Publicity. Either of the Parties may advertise as it thinks desirable subject to consultation with the other Party. When the subject matter of any advertisement involves the other Party or the Project, such advertisements and relevant publications shall be subject to the prior written approval of the other Party and where practicable make due reference to and acknowledgment of the Project performed or to be performed by the other Party under the Contract.




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                                   ARTICLE 17
                                   Assignment


       17.1 No Assignment. No Party hereto shall sell or assign or otherwise transfer in any manner its Percentage Interest (including any rights to Net Profits or Distributable Cash or any other proceeds), or any part thereof, in the Joint Venture without first obtaining in advance the written consent of the other Party, which consent may be withheld in the sole and absolute discretion of the Party. Any purported transfer without such consent shall be void and of no effect. Upon transfer of a Party's interest, with consent of the other Party, the transferee shall assume in writing and agree to be bound by all of the transferring Party's obligations.

       17.2 Tax Consideration. Notwithstanding any provision to the contrary contained herein, no Party shall transfer all or part of its Percentage Interest in the Joint Venture to any person or entity if such transfer would result in a termination of the Joint Venture under Section 708(b)(1)(B) of the code or any successor section. The non-transferring Party shall have the power to require postponement of the transfer of all or any potion of a Party's interest for such period of time as may be required to prevent the termination of the Joint Venture. As a condition to the consummation of any transfer, the Party proposing to transfer all or any part of its Percentage Interest shall, at its cost, provide an unqualified opinion of counsel, which opinion, and counsel must be satisfactory to the non-transferring Party. The Party proposes to transfer all or any part of its interest to any person or entity shall defend, indemnify and hold harmless the other Party from any loss, cost, damage (including additional taxes which the Party or the non-transferring Party is required to pay as a result of such termination), or expenses resulting from a transfer in violation of this section.


                                   ARTICLE 18
                                  Governing Law

       18.1 Governing Law. This Agreement shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of New Jersey without giving effect to its choice of laws rules.


                                   ARTICLE 19
                               Dispute Resolution

       19.1 All disputes arising in connection with the interpretation and/or application of this Agreement shall be referred to the Chief Executive Officers of both Parties for their decision.

       19.2 If the dispute cannot be settled amicably by the Chief Executive Officers within thirty (30) days of the reference thereto, then either party shall be entitled to submit the dispute to a mutually acceptable outside mediator by written notice to the other. Such mediation shall be concluded within thirty (30) days of properly being requested. Any such mediation shall be confidential and non-binding on the parties.



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

       19.3 If the mediation fails to resolve the dispute, or if the mediation cannot be concluded within the aforementioned thirty (30) day period, then either party may refer to the dispute to a panel of three arbitrators to be resolved in accordance with the current Construction Industry Arbitration Rules of the American Arbitration Association. Within thirty (30) days from the date when either party refers the matter to arbitration, each party shall nominate its respective arbitrator. The two arbitrators so named shall, within thirty
(30) days from the date of their nomination, nominate the third arbitrator, who will preside over the arbitration panel. If either party fails to nominate its arbitrator, or if the two arbitrators fail to agree on the choice of the third arbitrator within the period provided for above, the American Arbitration Association shall appoint the said arbitrator or arbitrators at the request of either party within 10 days.

       19.4 The parties agree that the decision of the arbitration panel shall be rendered no later than ninety (90) days from the date of designation of the third arbitrator.

       19.5 The place of arbitration shall be in the State of New Jersey.

       19.6 In the event of proceedings before an arbitration panel, the losing party in such proceedings agrees to pay the reasonable legal fees and other costs incurred by the prevailing party.

       19.7 The decision of the arbitration panel shall be final and binding on both parties.

       19.8 Pending resolution of any dispute, both parties agree to continue diligent performance of this Agreement and the Contract.


                                   ARTICLE 20
                               USPL Responsibility

       20.1 The parties agree to structure this transaction within 30 days from the date of signing this Agreement to allow USPL to account for all revenue generated from this Contract on its books and records as a public reporting entity. The parties agree to take whatever action is necessary and appropriate to effectuate such reporting without jeopardizing the Joint Venture's management and control of the Contract.

                                   ARTICLE 21
                          Business Address and Language

       21.1 Address. The business address of the Joint Venture shall be in:

                              348 New County Road
                              Secaucus, New Jersey  07094




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

                                   ARTICLE 22
                                    Validity

       22.1 Validity. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. No changes, amendments or Modifications of this Agreement shall be valid unless reduced to writing and signed by both Parties hereto.


                                   ARTICLE 23
                                  Severability

       23.1 Severability. The provisions of this Agreement shall be deemed independent and severable and the invalidity or partial invalidity or enforceability of any one provisions or portion thereof shall not affect the validity or enforceability of any other provision hereof.


                                   ARTICLE 24
                                     Offset

       24.1 Right to Offset. The Joint Venture shall have the right to deduct from amounts which are due and payable to each Party by the Joint Venture any amounts which are due and payable by each Party to the Joint Venture.


                                   ARTICLE 25
                              Soliciting Employees

       25.1 No Solicitation. Each Party agrees that upon entering into this Agreement and for a period of not less than two years following the final completion of the Contract, said Party will refrain from making offers, enticements and/or inducements to cause employees of the opposite Party to leave the employ of that Party and enter into employment with the other Party, and/or any subsidiary of the Party, making such offers, enticements and/or inducements without the written consent of the appropriate Party. This provision is limited to employees with whom a Party worked on this Project.


                                   ARTICLE 26
                                  Force Majeure

       26.1 Excuse of Performance. Neither Party shall be considered in default of its obligations hereunder to the extent that any such obligation is prevented or delayed by any cause, existing or future, which is beyond the reasonable control of such party.




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


                                   ARTICLE 27
                                   Amendments

       27.1 Amendment. This Agreement supercedes all prior agreements between the Party in connection with the Joint Venture, written or oral. Any amendments or modifications to the terms hereof shall only be effected in writing signed by both Parties.



























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



         IN WITNESS WHEREOF, the Parties hereto have caused this Joint Venture Agreement to be duly executed as of the date set forth above.



WITNESS                                    U.S. Plastic Lumber Corp.


/s/  Bruce C. Rosetto                     By: Mark Alsentzer
---------------------                        -------------------------------


                                          INTERSTATE INDUSTRIAL CORPORATION


/s/  Earle R. Tockman                     By: /s/ Frank Di Tomasso
---------------------                        -------------------------------







STATE OF NEW JERSEY  }

                     }                    December 31, 1997

COUNTY OF HUDSON     }

       Before me, Jo-Ann Miller, the undersigned officer, personally appeared Frank Di Tomasso and Mark Alsentzer, know to me, or satisfactorily proven, to be the persons whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

       IN WITNESS WHEREOF I hereunto set my hand.


                                          /s/  Jo-Ann Miller
                                          ----------------------------------
                                          Commissioner of the Superior Court
                                          Notary Public
                                          My Commission Expires:











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

                                   SCHEDULE A


1. USPL shall provide all cash requirements necessary for the full performance of this contract.

2. USPL will advance a cash deposit of $500,000 ("Cash Balance") in the Joint Venture bank accounts of Five Hundred Thousand Dollars ($500,000). During the performance of the contract, the Executive Committee will review the cash required to perform the services. The Executive Committee will reduce the Cash Balance in the event that cash requirements fall below $500,000 as projected for the remainder of the project. All excess cash greater than $500,000 will be paid to USPL together with accumulated interest until USPL's Cash Balance is paid off in full.

3.     Any interest accumulated on the Cash Balance shall be an asset of USPL.

















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





                                   SCHEDULE B
                                    Insurance




Insurance Coverage ...................................Minimum Amount



Coverages to be determined by the Executive Committee.




























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